SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


Date of  Report                                            October 1, 2002


                        Commission file number 000-26213

                             Arc Communications Inc.
                             -----------------------
             (Exact Name of Registrant as specified in its charter)


      New Jersey                                             22-3201557
(State of Incorporation)                                (IRS Identification No.)


                              788 Shrewsbury Avenue
                         Tinton Falls, New Jersey 07724
                                  732/219-1766
                         ------------------------------
         (Registrant's Address, including ZIP Code and telephone number)

Item 5. Other Events

     As previously reported in the Company's Form 10-QSB for the fiscal quarter ended June 30, 2002, Sovereign Bank (the "Bank"), the Company's principal lender, terminated the Company's line of credit with the Bank and demanded repayment of the outstanding loan balance (the "Loan"). In August 2002, the Bank filed an action against the Company and an affiliated entity in the Superior Court of New Jersey Law Division Monmouth County seeking, among other things, repayment of the Loan.

     In September 2002, the Company and the Bank executed a Forbearance and Settlement Stipulation (the "Stipulation"). Under the terms of the Stipulation, the Company has repaid $150, 000 of the outstanding principal balance of the Loan and has agreed to make monthly interest payments on the principal of the Loan through April 1, 2003, at which time the principal of the Loan is due and payable. Under the terms of the Stipulation, the Bank has agreed to forebear from exercising any rights or remedies against the Company in connection with the Loan as long as the Company remains in compliance with the terms of the Stipulation.

     In connection with the execution of the Stipulation, Steven H. Meyer and Kenneth P. Meyer, the President and Chief Executive Officer and the Executive Vice President of the Company, respectively, pledged to the Bank an aggregate of two million shares of the Company's Common Stock owned by them as additional security for the Loan.

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Arc Communications Inc.
                                            -----------------------
                                                 (Registrant)



                                            By: /s/ Michael Rubel
                                                ------------------
                                                    Michael Rubel
                                                    Chief Operating Officer




Date:      October 1, 2002